Exhibit 10.3

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (the “Agreement”), is made as of the 15 day of October, 2008 (the “Effective Date”) by HYBRID DYNAMICS CORPORATION, a Nevada corporation (“Hybrid” or the “Company”), RED IRON GROUP, LLC, a Utah limited liability company (“RIG”), PUKKA USA, INC., a Utah corporation (“Pukka”), and PAUL RESSLER, LEONARD DUCHARME and DARREN JENSEN (collectively, the “Terminating Shareholders”).

WHEREAS, the Terminating Shareholders are former officers and directors of Hybrid, and are now desirous of terminating their ownership interest in the Company and releasing the Company from any and all claims they may have against the Company, RIG and Pukka, and

WHEREAS, Hybrid, RIG and Pukka are desirous of releasing any and all claims they may have against the Terminating Shareholders.

NOW, THEREFORE, WITNESSETH that in consideration of the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hybrid, and the Terminating Shareholders hereby agrees as follows:

1.      Mutual Global Release.  The Terminating Shareholders, individually and collectively, and for any affiliate corporation, partnership, limited liability company, proprietorship, trust, or other form of business entity related directly or indirectly to any of the foregoing, and for each of their respective heirs, administrators, executors, beneficiaries, legatees, devisees, trusts, trustees, insurers, attorneys, experts, consultants, partners, joint venturers, members, officers, directors, shareholders, employees, contractors, alter egos, agents, representatives, predecessors, successors and assigns, on the one hand, and Hybrid, RIG and Pukka, and any parent, subsidiary or affiliate corporation, partnership, limited liability company, proprietorship, trust, or other form of business entity related directly or indirectly to any of the foregoing, and each of their respective heirs, administrators, executors, beneficiaries, legatees, devisees, trusts, trustees, insurers, attorneys, experts, consultants, partners, joint venturers, members, officers, directors, shareholders, employees, contractors, alter egos, agents, representatives, predecessors, successors and assigns, on the other hand, do each hereby release, acquit, and forever discharge the other from any and all claims, actions, causes of action, judgments, awards, costs, expenses, attorneys’ fees, debts, obligations, promises, representations, warranties, demands, acts, omissions, rights and liabilities, of any kind and nature whatsoever, including but not limited to those at law, in equity, in tort, in contract, whether or not asserted to date, and whether known or unknown, suspected or unsuspected, which have arisen, are arising or may in the future arise, directly or indirectly, from or in connection with any matter or transaction of any kind or nature undertaken from the beginning of time until the date hereof, including, but not limited to any and all rights or claims to stock ownership, equity ownership, ownership of debt instruments or any other rights of ownership, including options or warrants, which the Terminating Shareholders may have in Hybrid or any of its affiliates, or which Hybrid may have in any of the Terminating

Shareholders or their affiliates  (the matters referred to above being hereinafter referred to as the “RELEASED CLAIMS”).

2.      Indemnification of the Terminating Shareholders.    In consideration for the Releases, Transfer of Stock and Assignment of Patent Rights by the Terminating Shareholders (a) Hybrid shall hold harmless the Terminating Shareholders from and against all debts, obligations, claims against and liabilities of Hybrid, whether known or unknown, other than those obligations for which the Terminating Shareholders are personally liable, and expressly including all obligations set forth in Attachment A attached hereto, (b) RIG shall hold harmless the Terminating Shareholders from and against all debts, obligations, claims against and liabilities of RIG, whether known or unknown, other than those obligations for which the Terminating Shareholders are personally liable, and expressly including all obligations set forth in Attachment B attached hereto and (c) Pukka shall hold harmless the Terminating Shareholders from and against all debts, obligations, claims against and liabilities of Pukka, whether known or unknown, other than those obligations for which the Terminating Shareholders are personally liable, and expressly including all obligations set forth in Attachment C attached hereto.

3.      Transfer of Stock and Assignment of Patent Rights.    In consideration for the Release and Indemnification by Hybrid, RIG and Pukka:

(a)    the Terminating Shareholders hereby agree to transfer, assign and convey to Hybrid or to its assignee(s) as may be hereafter designated, all shares of stock of Hybrid owned by the Terminating Shareholders as of date hereof, and more fully set forth in Attachment D hereto, by delivery of Stock Powers, in form and content substantially similar to that attached hereto as Attachment E, from each Terminating Shareholder individually, which Stock Powers shall be executed in blank with Medallion Signature guarantees; and

(b)    Leonard DuCharme hereby agrees to grant and assign to Pukka all of DuCharme’s right, title and interest in and to all Patents previously contributed to Pukka, by execution and delivery of the Certificate of Acknowledgment of Assignment of Patent in the form and content substantially similar to that attached hereto as Attachment F, which Patents are more fully described in Exhibit A thereto.

(c)    The Stock Powers and Patent Assignment shall be delivered to Hybrid upon execution of this Agreement.

4.      Waiver of “California §1542-Type” Provisions.    Section 1542 of the California Civil Code provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The parties to this Agreement each represent, warrant and agree that each of them understands the foregoing language and its intent, and do hereby expressly waive all rights that each has or may have under California §1542 and all other similar rights in other states or territories of the United States of America, or any other jurisdiction, as said language may apply to the releases in this Agreement only.

5.      Covenant Not to Sue.  Except for the enforcement of this Agreement or any rights preserved under this Agreement, the parties hereto hereby covenant that they will not, based on any Released Claim, sue or bring any claim or action against the other. This Covenant Not to Sue shall be a complete defense to any such claim or suit by any of the parties hereto against the other. Further, the parties shall not solicit the instigation of any legal action by any third party nor communicate this settlement to any third person absent an order from a court or regulatory body authorized to issues subpoenas.

6.      Governing Law.    This Agreement shall be governed by the laws of the State of Nevada as such laws are applied to agreements between Nevada residents entered into and to be performed entirely within the State of Nevada.

7.      Survival.    The covenants, agreements, representations and warranties contained in this Settlement Agreement and Release shall be continuing and shall survive the execution, closing and termination hereof and of the documents described herein.

8.      Breach.  In the event of any breach of this Agreement, the prevailing party in any action to enforce any provision hereof shall be entitled to collect all costs and a reasonable sum for attorney fees.

9.      Counterparts/Facsimile. This Settlement Agreement and Release may be executed in counterparts, each of which shall be deemed a duplicate original, but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be binding on any party providing such signature.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

HYBRID DYNAMICS CORPORATION

By: /s/ MARK KLEIN
Print Name: Mark Klein
Print Title: Director
RED IRON GROUP, LLC

By: /s/ MARK KLEIN
Print Name: Mark Klein
Print Title: Director

PUKKA USA, INC.

By: /s/ MARK KLEIN
Print Name: Mark Klein
Print Title: Director

TERMINATING SHAREHOLDERS:

/s/ PAUL RESSLER
PAUL RESSLER

/s/ LEONARD DUCHARME
LEONARD DUCHARME

/s/ DARREN JENSEN
DARREN JENSEN